Exhibit 99.1

MongoDB, Inc. Announces First Quarter Fiscal 2020 Financial Results
First Quarter Fiscal 2020 Total Revenue of $89.4 million, up 78% Year-over-Year
Continued strong growth with over 14,200 Customers at April 30, 2019
MongoDB Atlas Revenue 35% of Total Q1 Revenue, up over 340% Year-over-Year

New York City, New York - June 5, 2019 - MongoDB, Inc. (NASDAQ: MDB), the leading modern, general purpose database platform, today announced its financial results for the first quarter ended April 30, 2019.
“MongoDB delivered excellent first quarter results driven by strength across all products and geographies,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB. “Our success is being driven in part by growing customer interest in a modern, general purpose database for use on premise and in hybrid and multi-cloud environments to help users innovate more quickly and efficiently.”
Ittycheria added, “The continued success of MongoDB Atlas, our fully managed global, multi-cloud database service, reflects the powerful combination of the move to the cloud and customers’ desire for sophisticated managed database offerings. These trends are reshaping the market and we believe will provide a significant growth opportunity for MongoDB for the foreseeable future.”
First Quarter Fiscal 2020 Financial Highlights

•
Revenue: Total revenue was $89.4 million in the first quarter fiscal 2020, an increase of 78% year-over-year. Subscription revenue was $84.0 million, an increase of 82% year-over-year, and services revenue was $5.4 million, an increase of 33% year-over-year.

•
Gross Profit: Gross profit was $61.2 million in the first quarter fiscal 2020, representing a 68% gross margin, compared to 73% the year-ago period. Non-GAAP gross profit was $62.8 million, representing a 70% non-GAAP gross margin.

•
Loss from Operations: Loss from operations was $30.6 million in the first quarter fiscal 2020, compared to $26.7 million in the year-ago period. Non-GAAP loss from operations was $12.6 million, compared to $18.9 million in the year-ago period.

•
Net Loss: Net loss was $33.2 million, or $0.61 per share, based on 54.7 million weighted-average shares outstanding in the first quarter fiscal 2020. This compares to $26.6 million, or $0.53 per share, based on 50.4 million weighted-average shares outstanding, in the year-ago period. Non-GAAP net loss was $12.1 million, or $0.22 per share. This compares to $18.8 million, or $0.37 per share in the year-ago period.

•
Cash Flow: As of April 30, 2019, MongoDB had $476.9 million in cash, cash equivalents, short-term investments and restricted cash. During the three months ended April 30, 2019, MongoDB generated $3.2 million of cash in operations and used $0.4 million in capital expenditures, leading to free cash flow of $2.8 million, compared to negative free cash flow of $8.4 million in the year-ago period.

We recently adopted the new revenue recognition accounting standard Accounting Standards Codification 606 effective as of January 31, 2019 and applied as of February 1, 2018, on a full retrospective basis. All amounts and disclosures in this press release have been updated to comply with the new revenue standard. In addition, our results include the impact of our acquisition of mLab in November 2018.
A reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter Fiscal 2020 and Recent Business Highlights

•
Announced a new business partnership with Google Cloud Platform (GCP) that will provide deeper product integration and unified billing for joint customers. MongoDB Atlas will be integrated directly within the GCP Console and we have expanded our go to market relationship. Offering Atlas as a first class service on GCP means customers will get a seamless experience as Atlas will be tightly coupled with core GCP services such as identity and access management, logging and monitoring, as well as open source projects like Kubernetes and Tensorflow.

•
Acquired Realm, the company behind the Realm mobile database and synchronization platform, to expand MongoDB’s mobile product offerings and deepen its relationship with developer communities focused on mobile and serverless development. There are more than 100,000 active developers using Realm.

•
Named a Leader by Forrester Research in two recent reports. The Forrester Wave™: Big Data NoSQL 2019, Q1 2019 gave MongoDB the highest scores possible in the Data Security, Performance, Scalability, High Availability, Global Distribution and Ability to Execute criteria. The Forrester Wave™: Database-As-A-Service, Q2 2019 gave MongoDB the highest scores possible in the High Availability, Disaster Recovery, Multimodel Support, Automation, User Access and Roadmap criteria.

Business Outlook
Based on information as of today, June 5, 2019, MongoDB is issuing the following financial guidance for the second quarter and full year fiscal 2020.

	Second Quarter Fiscal 2020	Full Year Fiscal 2020
Revenue	$90.0 million to $92.0 million	$375.0 million to $381.0 million
Non-GAAP Loss from Operations	$(16.5) million to $(15.5) million	$(63.0) million to $(59.0) million
Non-GAAP Net Loss per Share	$(0.29) to $(0.27)	$(1.11) to $(1.04)
Reconciliation of non-GAAP loss from operations and non-GAAP net loss per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, June 5, 2019, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, dial 800-239-9838 (domestic) or 323-794-2551 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 7776211. A replay of the webcast will also be available for a limited time at https://investors.mongodb.com.
About MongoDB
MongoDB is the leading modern, general purpose database platform, designed to unleash the power of software and data for developers and the applications they build. Headquartered in New York, MongoDB has more than 14,200 customers in over 100 countries. The MongoDB database platform has been downloaded over 65 million times and there have been more than one million MongoDB University registrations.

Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the second fiscal quarter and full year fiscal 2020, the impact of market trends on prospects for future growth and the benefits from the acquisition of Realm. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: our limited operating history; our history of losses; failure of our database platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission (“SEC”) filings and reports, including our Annual Report on Form 10-K filed on April 1, 2019, as well as future filings and reports by us. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.
Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense. Non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share exclude:

•	stock-based compensation expense;

•	amortization of intangible assets for the recently acquired customer relationships and acquired technology associated with the acquisitions of mLab and WiredTiger;

•	amortization of the founder holdback associated with the mLab acquisition, that was deemed to be compensation expense for GAAP purposes;

•	acquisition costs associated with the purchase of Realm; and

•	in the case of non-GAAP net loss and non-GAAP net loss per share, non-cash interest expense related to our convertible senior notes.
MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which present similar non-GAAP financial measures to investors.

Free cash flow represents net cash provided by or used in operating activities less capital expenditures and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.
Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com

Media Relations
Mark Wheeler
MongoDB
866-237-8815 x7186
communications@mongodb.com

MONGODB, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	April 30, 2019	January 31, 2019
Assets
Current assets:
Cash and cash equivalents	$158,060	$147,831
Short-term investments	318,346	318,139
Accounts receivable, net of allowance for doubtful accounts of $1,770 and $1,539 as of April 30, 2019 and January 31, 2019, respectively	61,600	72,808
Deferred commissions	16,932	15,878
Prepaid expenses and other current assets	12,251	11,580
Total current assets	567,189	566,236
Property and equipment, net	60,309	73,664
Operating lease right-of-use assets	12,378	—
Goodwill	41,878	41,878
Acquired intangible assets, net	14,223	15,894
Deferred tax assets	1,753	1,193
Other assets	36,511	34,611
Total assets	$734,241	$733,476
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,080	$2,153
Accrued compensation and benefits	24,122	25,982
Operating lease liabilities	3,575	—
Other accrued liabilities	20,138	14,169
Deferred revenue	128,252	122,333
Total current liabilities	178,167	164,637
Deferred rent, non-current	—	2,567
Deferred tax liability, non-current	109	106
Operating lease liabilities, non-current	9,827	—
Deferred revenue, non-current	15,443	15,343
Convertible senior notes, net	220,079	216,858
Other liabilities, non-current	62,748	69,399
Total liabilities	486,373	468,910
Stockholders’ equity:
Class A common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of April 30, 2019 and January 31, 2019; 41,843,367 and 36,286,573 shares issued and outstanding as of April 30, 2019 and January 31, 2019, respectively	42	36
Class B common stock, par value of $0.001 per share; 100,000,000 shares authorized as of April 30, 2019 and January 31, 2019; 13,532,080 and 18,134,608 shares issued as of April 30, 2019 and January 31, 2019, respectively; 13,432,709 and 18,035,237 shares outstanding as of April 30, 2019 and January 31, 2019, respectively	13	18
Additional paid-in capital	775,185	754,612
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of April 30, 2019 and January 31, 2019	(1,319)	(1,319)
Accumulated other comprehensive loss	(103)	(174)
Accumulated deficit	(525,950)	(488,607)
Total stockholders’ equity	247,868	264,566
Total liabilities and stockholders’ equity	$734,241	$733,476

MONGODB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended April 30,
	2019	2018
Revenue:
Subscription	$83,994	$46,069
Services	5,394	4,070
Total revenue	89,388	50,139
Cost of revenue(1):
Subscription	22,595	10,070
Services	5,577	3,679
Total cost of revenue	28,172	13,749
Gross profit	61,216	36,390
Operating expenses:
Sales and marketing(1)	46,120	33,197
Research and development(1)	30,868	18,645
General and administrative(1)	14,805	11,227
Total operating expenses	91,793	63,069
Loss from operations	(30,577)	(26,679)
Other income (loss), net	(2,801)	591
Loss before provision for income taxes	(33,378)	(26,088)
Provision (benefit) for income taxes	(138)	467
Net loss	$(33,240)	$(26,555)
Net loss per share, basic and diluted	$(0.61)	$(0.53)
Weighted-average shares used to compute net loss per share, basic and diluted	54,710,746	50,350,052

(1)	Includes stock‑based compensation expense as follows:

	Three Months Ended April 30,
	2019	2018
Cost of revenue—subscription	$988	$359
Cost of revenue—services	593	184
Sales and marketing	4,940	2,218
Research and development	4,520	2,206
General and administrative	2,968	2,610
Total stock‑based compensation expense	$14,009	$7,577

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2019	2018
Cash flows from operating activities
Net loss	$(33,240)	$(26,555)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,300	817
Stock-based compensation	14,009	7,508
Amortization of debt discount and issuance costs	3,221	—
Amortization of finance right-of-use assets	994	—
Non-cash interest on finance lease liabilities	905	—
Deferred income taxes	(557)	4
Accretion of discount on short-term investments	(1,509)	(381)
Change in operating assets and liabilities:
Accounts receivable	10,960	14,018
Prepaid expenses and other current assets	(260)	(2,865)
Deferred commissions	(2,987)	(1,268)
Operating lease right-of-use assets	(2,051)	—
Other assets	32	(70)
Accounts payable	(268)	(639)
Deferred rent	251	472
Accrued liabilities	3,073	(1,967)
Operating lease liabilities	2,074	—
Deferred revenue	6,267	2,877
Net cash provided by (used in) operating activities	3,214	(8,049)
Cash flows from investing activities
Purchases of property and equipment	(389)	(367)
Proceeds from maturities of marketable securities	140,000	58,000
Purchases of marketable securities	(139,024)	—
Net cash provided by investing activities	587	57,633
Cash flows from financing activities
Proceeds from exercise of stock options, including early exercised stock options	6,437	288
Repurchase of early exercised stock options	(30)	(152)
Net cash provided by financing activities	6,407	136
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	19	(8)
Net increase in cash, cash equivalents, and restricted cash	10,227	49,712
Cash, cash equivalents, and restricted cash, beginning of period	148,347	62,427
Cash, cash equivalents, and restricted cash, end of period	$158,574	$112,139

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended April 30,
	2019	2018
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$61,216	$36,390
Gross margin (Gross profit/Total revenue) on a GAAP basis	68%	73%
Add back:
Stock-based compensation expense: Cost of Revenue—Subscription	988	359
Stock-based compensation expense: Cost of Revenue—Services	593	184
Non-GAAP gross profit	$62,797	$36,933
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	70%	74%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(30,577)	$(26,679)
Add back:
Stock-based compensation expense	14,009	7,577
Amortization of intangible assets and Founder Holdback associated with acquisitions	3,580	221
Acquisition costs	346	—
Non-GAAP loss from operations	$(12,642)	$(18,881)

Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(33,240)	$(26,555)
Add back:
Stock-based compensation expense	14,009	7,577
Amortization of intangible assets and Founder Holdback associated with acquisitions	3,580	221
Acquisition costs	346	—
Non-cash interest expense related to convertible senior notes	3,221	—
Non-GAAP net loss	$(12,084)	$(18,757)

Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net loss per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(0.61)	$(0.53)
Add back:
Stock-based compensation expense	0.26	0.15
Amortization of intangible assets and Founder Holdback associated with acquisitions	0.06	0.01
Acquisition costs	0.01	—
Non-cash interest expense related to convertible senior notes	0.06	—
Non-GAAP net loss per share, basic and diluted	$(0.22)	$(0.37)

The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended April 30,
	2019	2018
Net cash provided by (used in) operating activities	$3,214	$(8,049)
Capital expenditures	(389)	(367)
Capitalized software	—	—
Free cash flow	$2,825	$(8,416)

MONGODB, INC.
CUSTOMER COUNT METRICS
The following table presents certain customer count information as of the periods indicated:

As of
	4/30/2017	7/31/2017	10/31/2017	1/31/2018	4/30/2018	7/31/2018	10/31/2018	1/31/2019	4/30/2019
Total Customers	3,700+	4,300+	4,900+	5,700+	6,600+	7,400+	8,300+	13,400+	14,200+
Direct Sales Customers(a)	1,300+	1,350+	1,400+	1,450+	1,550+	1,600+	1,700+	1,750+	1,800+
MongoDB Atlas Customers	1,300+	1,900+	2,600+	3,400+	4,400+	5,300+	6,200+	11,400+	12,300+
Customers over $100K(b)	268	296	320	354	394	438	490	557	598
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.
(b) Represents the number of customers with $100,000 or greater in annualized recurring revenue (“ARR”) and annualized monthly recurring revenue (“MRR”). We define ARR as the subscription revenue we would contractually expect to receive from customers over the following 12 months assuming no increases or reductions in their subscriptions. ARR excludes self-service products, including MongoDB Atlas not sold on a commitment basis. ARR also excludes professional services. For customers who utilize our self-service offerings, we measure the annualized MRR, which is calculated by annualizing their usage of our self-serve products in the prior 30 days and assuming no increases or reductions in their usage.